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                                                                      EXHIBIT 11

                        TELEPHONE AND DATA SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net (Loss).......................................................................  $  (9,549)
Less: Preferred Dividends........................................................     (1,892)
                                                                                   ---------
Net (Loss) Available to Common used in Earnings per Share--Basic.................  $ (11,441)
Minority Income Adjustment.......................................................       (100)
                                                                                   ---------
Net (Loss) Available to Common used in Earnings per Share--Diluted...............  $ (11,541)
                                                                                   ---------
                                                                                   ---------
Weighted average number of Common and Series A Common Shares Used in Earnings per
  Share--Basic...................................................................     60,211
Effect of Dilutive Securities:
  Common Shares outstanding if Preferred Shares converted........................     --
  Stock Options and Stock Appreciation Rights....................................     --
  Common Shares Issuable.........................................................     --
                                                                                   ---------
Weighted average number of Common and Series A Common Shares Used in Earnings per
  Share--Diluted.................................................................     60,211
                                                                                   ---------
                                                                                   ---------
Earnings per Common Share--Basic.................................................  $    (.19)
                                                                                   ---------
                                                                                   ---------
Earnings per Common Share--Diluted...............................................  $    (.19)
                                                                                   ---------
                                                                                   ---------

Note: The minority income adjustment reflects the additional minority share of U.S. Cellular's income computed as if all of U.S. Cellular's issuable securities were outstanding.

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